Exhibit 99.1

Aptevo Therapeutics Secures $60 Million Equity Line of Credit to Support Multispecific Portfolio Advancement, Increase Strategic Optionality

Together with cash on hand, the fully leveraged facility is expected to extend Aptevo’s funding runway into 2029, enabling achievement of key clinical and preclinical milestones

SEATTLE, WA – January 9, 2026 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology Company focused on developing novel immune-oncology therapeutics based on its proprietary ADAPTIR® and ADAPTIR-FLEX® platform technologies, today announced that the Company has entered into a $60 million equity line of credit (ELOC) agreement with Yorkville Advisors Global, LP, strengthening the Company’s financial flexibility as it continues to advance its clinical and preclinical pipeline of multispecific anti-cancer agents that are differentiated by design.

The facility provides Aptevo with access to capital, allowing the Company to raise funds incrementally, at its discretion, and under market-based conditions. Further, an ELOC offers affordable capital financing with minimal fees and no warrants. Proceeds from the ELOC will be used to support ongoing clinical development, advance preclinical programs, and fund general corporate purposes.

“This agreement offers added flexibility and control over how and when we access capital,” said Daphne Taylor, Chief Financial Officer at Aptevo. “Importantly, the fully leveraged facility plus cash on hand is sufficient to fund us for three years, into 2029. During this time, we plan to continue generating clinical data and advancing differentiated assets across the portfolio focusing on execution and value creation.”

The ELOC complements Aptevo’s existing capital resources and is designed to support the Company’s disciplined approach to balance sheet management, while preserving optionality around future strategic and growth decisions.

Under the terms of the agreement, Aptevo has the right, but not the obligation, to sell shares to the counterparty from time to time, subject to customary conditions and limitations. The Company is not required to draw on the facility and retains full discretion over its use.

Aptevo’s portfolio includes five CD3-engaging assets anchored by mipletamig, a first-in-class CD123 x CD3 bispecific currently being evaluated in RAINIER, a Phase 1b/2 trial for frontline AML. In total, mipletamig has been evaluated in more than 100 patients across three trials, where mipletamig has consistently demonstrated high remission rates and a favorable safety and tolerability profile, with no observed events of cytokine release syndrome in frontline patients treated to date.

Building on this clinical validation, Aptevo has built a portfolio of tumor-directed CD3 programs, including bispecific candidates APVO442 (PSMA × CD3) for prostate cancer and APVO455 (Nectin-4 × CD3) for solid tumors, as well as trispecific candidates APVO451 and APVO452. All incorporate the Company’s proprietary application and unique use of the CRIS-7–derived CD3 binding domain, designed to enable tumor-focused immune activation with the potential for meaningful antitumor activity while also prioritizing safety and tolerability.

About Aptevo Therapeutics

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel bispecific and trispecific immunotherapies for the treatment of cancer. The Company has two clinical candidates. Mipletamig is currently being evaluated in RAINIER, a two-part Phase 1b/2 trial for the treatment of frontline acute myeloid leukemia in combination with standard-of-care venetoclax + azacitidine. Mipletamig has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act. ALG.APV-527, a bispecific conditional 4-1BB agonist, designed to only be active upon simultaneous binding to 4-1BB and 5T4, is being co-developed with Alligator Bioscience and was most recently evaluated in a Phase 1 clinical trial for the treatment of multiple solid tumor types likely to express 5T4. The Company has six preclinical candidates with different mechanisms of action designed to target a range of solid tumors. All pipeline candidates were created from two proprietary platforms, ADAPTIR and ADAPTIR-FLEX. The Aptevo mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones, whether further study of mipletamig in a Phase 1b dose optimization trial focusing on multiple doses of mipletamig in combination with venetoclax + azacitidine on a targeted patient population will continue to show remissions, whether Aptevo’s final trial results will vary from its earlier assessment, whether Aptevo’s strategy will translate into an improved overall survival in AML, especially among patient subgroups with poor prognosis, whether further study of ALG.APV-527 across multiple tumor types will continue to show clinical benefit, the possibility and timing of interim data readouts for ALG.APV-527, development and continued development of Aptevo's current and potential future molecules, statements related to Aptevo’s cash position and balance sheet, statements related to Aptevo’s ability to access to capital and funding runway, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words “may,” “continue to,” “believes,” “knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including Aptevo’s need to obtain shareholder approval to access the full capacity of the ELOC, a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary or interim data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of mipletamig, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises, geopolitical risks, including the current war between Russia and Ukraine and any other military event that could evolve out of any of the current conflicts, and macroeconomic conditions such as economic uncertainty, imposition of tariffs, rising inflation and interest rates, continued market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller

Head, Investor Relations & Corporate Communications

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628